December 16, 2008

Uranerz Energy Corporation (the “Company”)
Ontario Securities Commission
Toronto Stock Exchange

Dear Sirs/Mesdames:

Re:        Uranerz Energy Corporation (the “Company”)

We, the undersigned, are the co-authors of the Technical Report entitled “Technical Report on West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A..” and dated December 9, 2008 (the “Report”). We hereby consent to the public filing of the Report, and any excerpts therefrom or summaries thereof, with the securities regulatory authorities referred to above, and further consent to the filing or furnishing of the Report with any stock exchange or other regulatory authority, including the United States Securities Exchange Commission, and any publication of the Report by any of them for regulatory purposes, including electronic publication in the public company files on their respective websites accessible to the public. We further consent to the publication of the Report, and any excerpts therefrom or summaries thereof, by the Company on its company website or otherwise, and to all other uses by the Company of the Report or excerpts thereof in connection with its business. We hereby confirm that we have read the Technical Report and the Company’s related news release dated the date hereof, and that they fairly and accurately represents the information in the Technical Report that supports the disclosure.

TREC, Inc.

/s/ Douglass Graves
Douglass Graves, P.E.
President

Co-Authors:

/s/ Douglass Graves
Douglass Graves, P.E.

/s/ Donald Woody
Donald Woody, P.G.